UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2024
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition

On August 1, 2024, COMPASS Pathways plc (the “Company”) issued a press release announcing the Company's financial results for the six months ended June 30, 2024. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2024, the board of directors (the “Board”) of the Company appointed Gino Santini to join the Board and to serve as Chairman, effective September 3, 2024, and designated him as a Class I director. In accordance with the articles of association of the Company, Mr. Santini will serve as a director and hold office until: (a) the next annual general meeting following his appointment, when he shall retire, but shall then be eligible for re-election; or (b) his earlier resignation or removal in accordance with the Company’s articles of association. Mr. Santini was also appointed as a member of the nominating and corporate governance committee of the Board.

Mr. Santini currently serves as the lead independent director for Collegium Pharmaceutical, Inc. (Nasdaq: COLL), where he has served as a member since July 2012 and has served as lead independent director since May 2015. Mr. Santini currently serves as a member of the board of directors of several privately held companies. Since 2011, Mr. Santini has been a senior advisor providing financing and business consulting services to U.S. and European venture capital, pharmaceutical and biotechnology companies. Mr. Santini previously served on the board of directors of Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) (2015 to 2023), Horizon Therapeutics plc (Nasdaq: HZNP) (2012 to 2023), Allena Pharmaceuticals, Inc. (Nasdaq: ALNA) (2012 to 2022), AMAG Pharmaceuticals Inc. (Nasdaq: AMAG) (2012 to 2020), Vitae Pharmaceuticals, Inc. (Nasdaq: VTAE) (2014 to 2016) and Sorin S.p.A., a company traded on the Italian Stock Exchange (2012 to 2015).

Previously, Mr. Santini held various positions at Eli Lilly and Company (“Lilly”), from 1983 until his retirement from Lilly in December 2010, most recently as Senior Vice President of Corporate Strategy and Business Development, a position he held since 2007. Mr. Santini also served as a member of Lilly’s Executive Committee from January 2004 to his retirement and as President of U.S. Operations. He graduated from the University of Bologna, Italy with a B.S. in Mechanical Engineering in 1981 and received an M.B.A. from the Simon School of Business at the University of Rochester in 1983.

Mr. Santini will receive cash and equity compensation in accordance with the Company’s non-employee director compensation policy. Pursuant to the non-employee director policy, upon joining the Board, Mr. Santini will receive an option to purchase 52,000 ordinary shares of the Company (or American Depository Shares (“ADSs”) equal to that number of ordinary shares) under the Company’s 2020 Share Option and Incentive Plan, with an exercise price equal to the closing price of the Company’s ADSs on the Nasdaq Global Select Market on the date of grant. This initial option grant will vest in 36 equal monthly installments over three years, subject to Mr. Santini’s continued service through each applicable vesting date. In accordance with the non-employee director compensation policy, Mr. Santini will be eligible to receive an annual option grant on the date of each annual shareholder’s meeting and annual cash retainers of $100,000 for serving as Chairman and $5,000 for serving as a member of the nominating and corporate governance committee.

There was no arrangement or understanding between Mr. Santini and any other person pursuant to which Mr. Santini was appointed as a director. Other than the Deed of Indemnity described in the following paragraph, Mr. Santini is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no family relationships between Mr. Santini and any director or executive officer of the Company.

Mr. Santini will also enter into the Company’s standard Deed of Indemnity, the form of which was filed as Exhibit 10.6 to the Company’s registration statement on Form F-1/A filed with the Securities and Exchange Commission on September 14, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 1, 2024

104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: August 1, 2024	By:	/s/ Teri Loxam
Teri Loxam
Chief Financial Officer